Boeing Reports Third Quarter Results
Third Quarter 2023
•Reaffirm guidance: $4.5-$6.5 billion of operating cash flow and $3.0-$5.0 billion of free cash flow (non-GAAP)
•Still expect to deliver 70-80 787 and now expect to deliver 375-400 737 airplanes
•Now transitioning 787 to five per month; plan to complete 737 production transition to 38 per month by year-end
•Revenue of $18.1 billion reflecting 105 commercial deliveries
•Total company backlog of $469 billion, including over 5,100 commercial airplanes

Table 1. Summary Financial Results	Third Quarter			Nine Months
(Dollars in Millions, except per share data)	2023	2022	Change	2023	2022	Change

Revenues	$18,104	$15,956	13%	$55,776	$46,628	20%

GAAP
Loss from operations	($808)	($2,792)	NM	($1,056)	($3,174)	NM
Operating margins	(4.5)%	(17.5)%	NM	(1.9)%	(6.8)%	NM
Net loss	($1,638)	($3,308)	NM	($2,212)	($4,390)	NM
Loss per share	($2.70)	($5.49)	NM	($3.64)	($7.24)	NM
Operating cash flow	$22	$3,190	NM	$2,579	$55	NM
Non-GAAP*
Core operating loss	($1,089)	($3,071)	NM	($1,919)	($4,020)	NM
Core operating margins	(6.0)%	(19.2)%	NM	(3.4)%	(8.6)%	NM
Core loss per share	($3.26)	($6.18)	NM	($5.35)	($9.31)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    ARLINGTON, Va., October 25, 2023 – The Boeing Company [NYSE: BA] recorded third quarter revenue of $18.1 billion, GAAP loss per share of ($2.70) and core loss per share (non-GAAP)* of ($3.26) (Table 1). Third quarter results were impacted by unfavorable defense performance and lower 737 deliveries. Boeing reported operating cash flow of $0.0 billion and free cash flow of ($0.3) billion (non-GAAP).
    “We continue to progress in our recovery and despite near-term challenges, we remain on track to meet the financial goals we set for this year and for the long term,” said Dave Calhoun, Boeing president and chief executive officer. “We are focused on driving stability in our supply chain and improving operational performance as we steadily increase production rates to meet strong demand. The important work we’re doing to add rigor around our quality systems and build a culture of transparently bringing forward any issue, no matter the size, can bring short-term challenges – but it is how we set ourselves on the right course for our long-term future. Leading with safety, quality and transparency, we will continue to restore our operational and financial strength.”

Table 2. Cash Flow	Third Quarter		Nine Months
(Millions)	2023	2022	2023	2022
Operating cash flow	$22	$3,190	$2,579	$55
Less additions to property, plant & equipment	($332)	($284)	($1,096)	($896)
Free cash flow*	($310)	$2,906	$1,483	($841)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 5, “Non-GAAP Measures Disclosures."
    Operating cash flow was $0.0 billion in the quarter reflecting less favorable receipt timing, including the absence of a prior year tax refund (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter End
(Billions)	Q3 23	Q2 23
Cash	$6.8	$7.3
Marketable securities[1]	$6.6	$6.5
Total	$13.4	$13.8

Consolidated debt	$52.3	$52.3
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities totaled $13.4 billion, compared to $13.8 billion at the beginning of the quarter (Table 3). The company has access to credit facilities of $10.0 billion, which remain undrawn.
Total company backlog at quarter end was $469 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Third Quarter			Nine Months
(Dollars in Millions)	2023	2022	Change	2023	2022	Change

Deliveries	105	112	(6)%	371	328	13%

Revenues	$7,876	$6,303	25%	$23,420	$16,755	40%
Loss from operations	($678)	($622)	NM	($1,676)	($1,738)	NM
Operating margins	(8.6)%	(9.9)%	NM	(7.2)%	(10.4)%	NM
Commercial Airplanes third quarter revenue increased to $7.9 billion driven by higher 787 deliveries (Table 4). Operating margin of (8.6) percent also reflects lower 737 deliveries as well as abnormal costs and period expenses, including research and development.
On the 737 program, during the quarter a supplier non-conformance was identified on the aft pressure bulkhead section of certain 737 airplanes. This is not an immediate safety of flight issue and the in-service fleet can continue operating safely. Near-term deliveries and production will be impacted as the program performs necessary inspections and rework, and the company now expects to deliver 375-400 airplanes this year. On production, suppliers are continuing with planned rate increases, and the company expects to complete the final assembly transition to 38 per month by year-end, with plans to increase to 50 per month in the 2025/2026 timeframe. The estimated cost associated with performing the rework is immaterial and included in third quarter results.
The 787 program is now transitioning production to five per month and plans to increase to 10 per month in the 2025/2026 timeframe. The program still expects to deliver 70-80 airplanes this year.
During the quarter, Commercial Airplanes booked 398 net orders, including 150 737 MAX 10 airplanes for Ryanair, 50 787 airplanes for United Airlines, and 39 787 airplanes for Saudi Arabian Airlines. Commercial Airplanes delivered 105 airplanes during the quarter and backlog included over 5,100 airplanes valued at $392 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	Third Quarter			Nine Months
(Dollars in Millions)	2023	2022	Change	2023	2022	Change

Revenues	$5,481	$5,307	3%	$18,187	$16,981	7%
Loss from operations	($924)	($2,798)	NM	($1,663)	($3,656)	NM
Operating margins	(16.9)%	(52.7)%	NM	(9.1)%	(21.5)%	NM
    Defense, Space & Security third quarter revenue was $5.5 billion. Third quarter operating margin was (16.9) percent, due to a $482 million loss on the VC-25B program driven by higher estimated manufacturing cost related to engineering changes and labor instability, as well as resolution of supplier negotiations. Results were also impacted by $315 million of losses on a satellite contract due to estimated customer considerations and increased costs to enhance the constellation and meet lifecycle commitments.
During the quarter, Defense, Space & Security delivered the first T-7A Red Hawk to the U.S. Air Force and captured an award from the U.S. Army for 21 AH-64E Apaches. Backlog at Defense, Space & Security was $58 billion, of which 29 percent represents orders from customers outside the U.S.

Global Services

Table 6. Global Services	Third Quarter			Nine Months
(Dollars in Millions)	2023	2022	Change	2023	2022	Change

Revenues	$4,812	$4,432	9%	$14,278	$13,044	9%
Earnings from operations	$784	$733	7%	$2,487	$2,093	19%
Operating margins	16.3%	16.5%	-0.2 pts	17.4%	16.0%	1.4 pts
    Global Services third quarter revenue of $4.8 billion and operating margin of 16.3 percent reflect higher commercial volume and mix.
    During the quarter, Global Services delivered the 150th 737-800 Boeing Converted Freighter, received an order from the U.S. Navy for P-8 trainer upgrades and signed a digital maintenance solution agreement with Philippine Airlines for Airplane Health Management.
Additional Financial Information

Table 7. Additional Financial Information	Third Quarter		Nine Months
(Dollars in Millions)	2023	2022	2023	2022
Revenues
Unallocated items, eliminations and other	($65)	($86)	($109)	($152)
Earnings/(loss) from operations
FAS/CAS service cost adjustment	$281	$279	$863	$846
Other unallocated items and eliminations	($271)	($384)	($1,067)	($719)
Other income, net	$297	$288	$919	$722
Interest and debt expense	($589)	($628)	($1,859)	($1,921)
Effective tax rate	(48.9)%	(5.6)%	(10.8)%	(0.4)%
    Other unallocated items and eliminations primarily reflects timing of allocations. The third quarter effective tax rate primarily reflects additional tax expense to adjust prior quarters' results to the current estimate of the annual effective tax rate.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Loss, Core Operating Margin and Core Loss Per Share
    Core operating loss is defined as GAAP Loss from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as Core operating loss expressed as a percentage of revenue. Core loss per share is defined as GAAP Diluted loss per share excluding the net loss per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating loss, core operating margin and core loss per share for purposes of evaluating and forecasting underlying business performance. Management believes these core measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the non-GAAP and GAAP measures is provided on page 12 and page 13.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. See Table 2 on page 2 and page 14 for reconciliations of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our ability to successfully develop and certify new aircraft or new derivative aircraft, and the ability of our aircraft to meet stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as the potential impact of a government shutdown; (5) our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials; (6) competition within our markets; (7) our non-U.S. operations and sales to non-U.S. customers; (8) changes in accounting estimates; (9) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (10) our dependence on U.S. government contracts; (11) our reliance on fixed-price contracts; (12) our reliance on cost-type contracts; (13) contracts that include in-orbit incentive payments; (14) unauthorized access to our, our customers’ and/or our suppliers' information and systems; (15) potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises; (16) potential adverse developments in new or pending litigation and/or government inquiries or investigations; (17) potential environmental liabilities; (18) effects of climate change and legal, regulatory or market responses to such change; (19) changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts; (20) substantial pension and other postretirement benefit obligations; (21) the adequacy of our insurance coverage; (22) customer and aircraft concentration in our customer financing portfolio; and (23) work stoppages or other labor disruptions.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or David Dufault (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
`

	Nine months ended September 30		Three months ended September 30
(Dollars in millions, except per share data)	2023	2022	2023	2022
Sales of products	$46,661	$38,767	$15,060	$13,331
Sales of services	9,115	7,861	3,044	2,625
Total revenues	55,776	46,628	18,104	15,956

Cost of products	(43,140)	(38,237)	(14,464)	(14,541)
Cost of services	(7,609)	(6,725)	(2,475)	(2,230)
Total costs and expenses	(50,749)	(44,962)	(16,939)	(16,771)
	5,027	1,666	1,165	(815)
Income/(loss) from operating investments, net	45	(27)	28	(24)
General and administrative expense	(3,633)	(2,757)	(1,043)	(1,226)
Research and development expense, net	(2,496)	(2,058)	(958)	(727)
Gain on dispositions, net	1	2
Loss from operations	(1,056)	(3,174)	(808)	(2,792)
Other income, net	919	722	297	288
Interest and debt expense	(1,859)	(1,921)	(589)	(628)
Loss before income taxes	(1,996)	(4,373)	(1,100)	(3,132)
Income tax expense	(216)	(17)	(538)	(176)
Net loss	(2,212)	(4,390)	(1,638)	(3,308)
Less: net loss attributable to noncontrolling interest	(13)	(89)	(2)	(33)
Net loss attributable to Boeing Shareholders	($2,199)	($4,301)	($1,636)	($3,275)

Basic loss per share	($3.64)	($7.24)	($2.70)	($5.49)

Diluted loss per share	($3.64)	($7.24)	($2.70)	($5.49)

Weighted average diluted shares (millions)	605.0	594.0	607.2	596.3

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	September 30 2023	December 31 2022
Assets
Cash and cash equivalents	$6,811	$14,614
Short-term and other investments	6,561	2,606
Accounts receivable, net	3,032	2,517
Unbilled receivables, net	9,184	8,634
Current portion of customer financing, net	88	154
Inventories	78,972	78,151
Other current assets, net	2,287	2,847
Total current assets	106,935	109,523
Customer financing, net	963	1,450
Property, plant and equipment, net of accumulated depreciation of $22,085 and $21,442	10,484	10,550
Goodwill	8,069	8,057
Acquired intangible assets, net	2,143	2,311
Deferred income taxes	64	63
Investments	1,061	983
Other assets, net of accumulated amortization of of $993 and $949	4,562	4,163
Total assets	$134,281	$137,100
Liabilities and equity
Accounts payable	$11,143	$10,200
Accrued liabilities	21,104	21,581
Advances and progress billings	55,924	53,081
Short-term debt and current portion of long-term debt	4,891	5,190
Total current liabilities	93,062	90,052
Deferred income taxes	218	230
Accrued retiree health care	2,385	2,503
Accrued pension plan liability, net	5,713	6,141
Other long-term liabilities	2,239	2,211
Long-term debt	47,381	51,811
Total liabilities	150,998	152,948
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	10,616	9,947
Treasury stock, at cost - 407,648,773 and 414,671,383 shares	(49,972)	(50,814)
Retained earnings	27,274	29,473
Accumulated other comprehensive loss	(9,708)	(9,550)
Total shareholders’ deficit	(16,729)	(15,883)
Noncontrolling interests	12	35
Total equity	(16,717)	(15,848)
Total liabilities and equity	$134,281	$137,100

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)

	Nine months ended September 30
(Dollars in millions)	2023	2022
Cash flows – operating activities:
Net loss	($2,212)	($4,390)
Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	548	528
Treasury shares issued for 401(k) contribution	1,204	928
Depreciation and amortization	1,380	1,477
Investment/asset impairment charges, net	12	78
Customer financing valuation adjustments	(4)	39
Gain on dispositions, net	(1)	(2)
Other charges and credits, net	(21)	388
Changes in assets and liabilities –
Accounts receivable	(523)	(22)
Unbilled receivables	(547)	(678)
Advances and progress billings	2,963	204
Inventories	(940)	(1,164)
Other current assets	707	(860)
Accounts payable	982	590
Accrued liabilities	(574)	2,416
Income taxes receivable, payable and deferred	73	1,382
Other long-term liabilities	(254)	(114)
Pension and other postretirement plans	(785)	(1,053)
Customer financing, net	472	76
Other	99	232
Net cash provided by operating activities	2,579	55
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(1,096)	(896)
Proceeds from disposals of property, plant and equipment	19	19
Acquisitions, net of cash acquired	(19)
Contributions to investments	(14,485)	(2,773)
Proceeds from investments	10,497	10,182
Other	(157)	(11)
Net cash (used)/provided by investing activities	(5,241)	6,521
Cash flows – financing activities:
New borrowings	55	19
Debt repayments	(5,181)	(1,038)
Stock options exercised	45	39
Employee taxes on certain share-based payment arrangements	(52)	(36)
Other	2
Net cash used by financing activities	(5,131)	(1,016)
Effect of exchange rate changes on cash and cash equivalents	(22)	(134)
Net (decrease)/increase in cash & cash equivalents, including restricted	(7,815)	5,426
Cash & cash equivalents, including restricted, at beginning of year	14,647	8,104
Cash & cash equivalents, including restricted, at end of period	6,832	13,530
Less restricted cash & cash equivalents, included in Investments	21	36
Cash & cash equivalents at end of period	$6,811	$13,494

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Nine months ended September 30		Three months ended September 30
(Dollars in millions)	2023	2022	2023	2022
Revenues:
Commercial Airplanes	$23,420	$16,755	$7,876	$6,303
Defense, Space & Security	18,187	16,981	5,481	5,307
Global Services	14,278	13,044	4,812	4,432
Unallocated items, eliminations and other	(109)	(152)	(65)	(86)
Total revenues	$55,776	$46,628	$18,104	$15,956
Loss from operations:
Commercial Airplanes	($1,676)	($1,738)	($678)	($622)
Defense, Space & Security	(1,663)	(3,656)	(924)	(2,798)
Global Services	2,487	2,093	784	733
Segment operating loss	(852)	(3,301)	(818)	(2,687)
Unallocated items, eliminations and other	(1,067)	(719)	(271)	(384)
FAS/CAS service cost adjustment	863	846	281	279
Loss from operations	(1,056)	(3,174)	(808)	(2,792)
Other income, net	919	722	297	288
Interest and debt expense	(1,859)	(1,921)	(589)	(628)
Loss before income taxes	(1,996)	(4,373)	(1,100)	(3,132)
Income tax expense	(216)	(17)	(538)	(176)
Net loss	(2,212)	(4,390)	(1,638)	(3,308)
Less: net loss attributable to noncontrolling interest	(13)	(89)	(2)	(33)
Net loss attributable to Boeing Shareholders	($2,199)	($4,301)	($1,636)	($3,275)

Research and development expense, net:
Commercial Airplanes	$1,538	$1,102	$623	$409
Defense, Space & Security	652	706	232	240
Global Services	84	89	30	35
Other	222	161	73	43
Total research and development expense, net	$2,496	$2,058	$958	$727
Unallocated items, eliminations and other:
Share-based plans	($33)	($64)	$5	$44
Deferred compensation	(71)	204	25	38
Amortization of previously capitalized interest	(71)	(71)	(24)	(24)
Research and development expense, net	(222)	(161)	(73)	(43)
Eliminations and other unallocated items	(670)	(627)	(204)	(399)
Sub-total (included in Core operating loss)	(1,067)	(719)	(271)	(384)
Pension FAS/CAS service cost adjustment	663	621	218	208
Postretirement FAS/CAS service cost adjustment	200	225	63	71
FAS/CAS service cost adjustment	863	846	$281	$279
Total	($204)	$127	$10	($105)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Nine months ended September 30		Three months ended September 30
Commercial Airplanes	2023	2022	2023	2022
737	286	277	70	88
747	1	3	—	—
767	17	21	8	9
777	17	18	8	6
787	50	9	19	9
Total	371	328	105	112

Defense, Space & Security
AH-64 Apache (New)	17	20	5	7
AH-64 Apache (Remanufactured)	38	36	9	8
CH-47 Chinook (New)	8	10	1	1
CH-47 Chinook (Renewed)	7	6	3	2
F-15 Models	6	9	—	4
F/A-18 Models	16	11	3	3
KC-46 Tanker	4	9	3	1
MH-139	1	4	1	4
P-8 Models	7	10	2	4
T-7A Red Hawk	1	—	1	—
Commercial Satellites	3	2	—	2

Total backlog (Dollars in millions)	September 30 2023	December 31 2022
Commercial Airplanes	$392,105	$329,824
Defense, Space & Security	57,802	54,373
Global Services	18,441	19,338
Unallocated items, eliminations and other	830	846
Total backlog	$469,178	$404,381

Contractual backlog	$446,199	$381,977
Unobligated backlog	22,979	22,404
Total backlog	$469,178	$404,381

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Third Quarter 2023		Third Quarter 2022
	$ millions	Per Share	$ millions	Per Share
Revenues	18,104		15,956
Loss from operations (GAAP)	(808)		(2,792)
Operating margin (GAAP)	(4.5)%		(17.5)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(218)		(208)
Postretirement FAS/CAS service cost adjustment	(63)		(71)
FAS/CAS service cost adjustment	(281)		(279)
Core operating loss (non-GAAP)	($1,089)		($3,071)
Core operating margin (non-GAAP)	(6.0)%		(19.2)%

Diluted loss per share (GAAP)		($2.70)		($5.49)
Pension FAS/CAS service cost adjustment	($218)	(0.36)	($208)	(0.35)
Postretirement FAS/CAS service cost adjustment	(63)	(0.10)	(71)	(0.12)
Non-operating pension expense	(134)	(0.23)	(225)	(0.37)
Non-operating postretirement expense	(15)	(0.02)	(15)	(0.03)
Provision for deferred income taxes on adjustments [1]	90	0.15	109	0.18
Subtotal of adjustments	($340)	($0.56)	($410)	($0.69)
Core loss per share (non-GAAP)		($3.26)		($6.18)

Weighted average diluted shares (in millions)		607.2		596.3
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating loss, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, loss from operations, operating margin, and diluted loss per share. See page 5 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Nine Months 2023		Nine Months 2022
	$ millions	Per Share	$ millions	Per Share
Revenues	55,776		46,628
Loss from operations (GAAP)	(1,056)		(3,174)
Operating margin (GAAP)	(1.9)%		(6.8)%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(663)		(621)
Postretirement FAS/CAS service cost adjustment	(200)		(225)
FAS/CAS service cost adjustment	(863)		(846)
Core operating loss (non-GAAP)	(1,919)		(4,020)
Core operating margin (non-GAAP)	(3.4)%		(8.6)%

Diluted loss per share (GAAP)		(3.64)		(7.24)
Pension FAS/CAS service cost adjustment	(663)	(1.10)	(621)	(1.04)
Postretirement FAS/CAS service cost adjustment	(200)	(0.33)	(225)	(0.38)
Non-operating pension expense	(402)	(0.66)	(666)	(1.13)
Non-operating postretirement expense	(44)	(0.07)	(44)	(0.07)
Provision for deferred income taxes on adjustments [1]	275	0.45	327	0.55
Subtotal of adjustments	($1,034)	($1.71)	($1,229)	($2.07)
Core loss per share (non-GAAP)		($5.35)		($9.31)

Weighted average diluted shares (in millions)		605.0		594.0
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The table provided below reconciles the non-GAAP financial measure free cash flow with the most directly comparable GAAP financial measure, operating cash flow. See page 5 of this release for additional information on the use of this non-GAAP financial measure.

Full Year 2023
(Dollars in billions)	Outlook
Operating cash flow	$4.5 - $6.5
Less additions to property, plant & equipment	($1.5)
Free cash flow (non-GAAP)	$3.0 - $5.0